UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

AmeraMex International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56054	88-0501944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Esplanade

Chico, CA 95973

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (530) 895-8955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

AmeraMex International, Inc. (the “Company”) is filing this Current Report on Form 8-K in compliance with and in reliance upon the SEC Order issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules thereunder (SEC Release No. 34-88465 on March 25, 2020) (the “Relief Order”). Set forth below are the reasons for the delays in the completion of the Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”) and estimated filing dates of the Quarterly Report.

On Thursday, March 19, 2020, California Governor. Gavin Newsom, announced a statewide “stay at home” order in an attempt to prevent the further spread of COVID-19 in the state. The move, which asks all Californians to remain at home unless they have an essential reason for going out, will last until further notice. The Company’s headquarters, outside legal counsel, and audit firm are all located in California. The disruptions in transportation, staffing, and technology systems have resulted in limited support from the Company’s staff and professional advisors. As a result, the extension of time is necessary due to unanticipated delays being experienced by the Company and its auditors in completing the review of the Company’s financial statements and the Company’s completion of its Quarterly Report. As of the date of this filing, the Company expects to file the Quarterly Report no later than June 29, 2020.

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Report:

The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, our business, customers, and shareholders may experience a significant negative impact.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeraMex International, Inc.

Date: May 6, 2020	By:
Lee Hamre Chief Executive Officer